Exhibit 10.10

Business Department of China Construction Bank Shishi Branch

Maximum Guarantee Contract

China Construction Bank Fujian Branch

This Maximum Guarantee Contract (“Contract”) is entered into by and between:

Guarantor (“Party A”): please refer to Article 10 hereof
Creditor (“Party B”): please refer to Article 10 hereof

Article 1	Guaranteed Scope and Maximum Claims
I.
The Maximum Guarantee covers all the obligations under the principal contracts, including but not limited to all the principals, interests accruals thereon (including compound interests and penalties), liquidated damages, damages, other payables to Party B by the debtor (including but not limited to relevant service fees, telecommunication fees and incidental expenses advanced by Party B, relevant banking service fees under L/C rejected by the beneficiary), fees arising out of realization of claims and guarantees by Party B (including but not limited to court fees, arbitration fees, property preservation fees, travel expenses, enforcement fees, appraisal fees, auction fees, service fees, announcement fees, attorney's fees, etc.)

II.	Please refer to Article 11 hereof.
III.
Loans, advances, interest accruals, fees or Party B's other claims under the principal contracts shall be governed by the Maximum Guarantee hereunder, irrespective of whether their actual creation goes beyond the Period for Determining Claims (defined below). The due dates of obligations under the principal contracts shall not be limited by expiry date of the Period for Determining Claims.

Article 2	Method of Guarantee
The guarantee granted by Party A shall be a joint and several one.

Article 3	Period of Guarantee (“Guarantee Period”)
I.
The Guarantee Period hereunder shall be independently and separately determined subject to a single credit granted to the debtor by Party B, namely, the Guarantee Period shall be two years from the date of the signing of a principal contract on a single credit business, to the due date of the debtor's obligations under such principal contract.

II.
If Party B and the debtor enter into an extension agreement for performance of obligations under the principal contract, the Guarantee period shall be two years from the due date of performance of obligations under such extension agreement. It is not required to obtain the Guarantor's consents for such extension, and the Guarantor shall still bear the joint and several liabilities as before.

III.
If Party B declares the obligations to become due earlier by virtue of occurrence of circumstances as provided in laws, regulations or principal contracts, the Guarantee Period shall be two years from the date when the obligations become due earlier.

Article 4	Independence of Guarantee Contract
This Contract shall be independent of principal contracts. The validity of this Contract shall not be affected if the principal contracts are not concluded, do not come into effect, become null and void in whole or part, or are canceled or rescinded. Party A shall also bear joint and several liabilities for obligations arising out of the return of properties by or the indemnification of losses by the debtor provided that the principal contracts are not concluded, do not come into effect, become null and void in whole or part, or are canceled or rescinded.

Article 5	Modifications to Principal Contracts
I.
Party A agrees that it is not required to inform it if Party B and the debtor sign principal contracts or make any modification to the same (including but not limited to extension of performance of obligations or additions to the principals). And Party A shall still bear the guarantee liability to the extent of the Maximum Guarantee and the guaranteed scope hereunder.

II.	Party A's guarantee liability hereunder shall not be reduced or released under any of the following circumstances:
(I)	Party B or the debtor conducts restructuring, consolidation, merger and/or division, or increases or reduces capitals, or conducts joint venture, joint operation, or changes its name;
(II)	Party B entrusts a third party to perform its obligations under the principal contracts.
III.	If the claims under the principal contracts are transferred, the guarantees hereunder shall be transferred as well.
IV.
Party A shall still bear joint and several liabilities to Party B pursuant to this Contract, even if any transfer of claims or obligations under the principal contracts fails to come into effect, becomes null and void, or is canceled or rescinded.

Article 6	Guarantee Liability
I.	Please refer to Article 12 hereof.
II.
Party A's guarantee liability hereunder shall not be reduced or released, and Party A shall not have any objection if Party B directly requests Party A to bear the guarantee liability pursuant to this Contract, irrespective of other guarantees (including but not limited to warranty, mortgage, charge, letter of guarantee, standby L/C) created in favor of Party B's claims under the principal contracts, or of the time of creation of or validity of the above guarantees, or of claims against other guarantors by Party B, or of agreeing to bear the whole or part of obligations under the principal contracts by a third party, or of other guarantees granted by the debtor.

III.
If the Maximum Guarantee hereunder is less than the balance of the actual claims under the principal contracts, and if the claims under the principal contracts are not satisfied in full after Party A performs its guarantee liability, Party A shall undertake not to damage Party B's benefits in any way if it claims (and/or pre-exercises) subrogation or pay-off rights against the debtor or other guarantors. Meanwhile, Party A agrees that the pay-off of obligations under the principal contracts is prior to its subrogation or pay-off rights.

As specifically, before Party B's claims are not satisfied in full,
(I)
Party A agrees not to claim its subrogation or pay-off rights against the debtor or other guarantors; if Party A realizes such rights for any reasons, the proceeds generated from realization of such rights shall be applied to satisfy unpaid claims of Party B with priority;

(II)
If collaterals are given for securing the obligations under the principal contracts, Party A agrees not to exercise its subrogation or bring claims against such collaterals or proceeds from the disposal of the same for any reasons. Such collaterals and proceeds shall be applied to satisfy unpaid claims of Party B with priority;

(III)
If the debtor or other guarantors grant counter guarantees in favor of Party A, the proceeds gained by Party A from such counter guarantees shall be applied to satisfy unpaid claims of Party B with priority.

IV.
Party A has fully recognized the risks from exchange rates. If interest accruals, penalties and compound interests payable by the debtor are increased after Party B adjusts the rates, the interest bearing or settlement methods pursuant to the principal contracts or based on changes of national rate policies, Party A shall bear joint and several liability for the extra part.

V.
If the debtor, in addition to the obligations under principal contracts, bears other due obligations to Party B, Party B shall be entitled to apply the debtor's funds in RMB or other currencies under its accounts opened with China Construction Bank to satisfy any obligations due to Party B in the first instance, and whereby Party A's guarantee liability shall not be reduced or released.

Article 7	Other Obligations of Party A

I.
Party A shall monitor the use (application) of borrowings by the debtor, and shall allow Party B to monitor its funds, properties and operating conditions. Meanwhile, Party A shall provide relevant information such as financial statements, documents, data at the request of Party B, and shall ensure the accuracy, truth, completeness and validity of the same. Without prior written consents of Party B, Party A shall not grant any guarantee to a third party beyond its capacity.

II.
Party A shall send a written notice to Party B in a timely manner, and make sure the bearing, transfer or succession of its guarantee liability hereunder at the request of Party B, or provide new guarantees acceptable to Party B in favor of the performance of principal contracts if Party A conducts contracting, trusts (hand-over), leases, shareholding reforms, reduction of its registered capitals, investments, joint operation, consolidation, merger, acquisition and restructuring, division and joint venture, or if it petitions (is petitioned) for suspension for reorganization, or if it applies (is applied) for dissolution or bankruptcy, or if it is cancelled, or if its controlling shareholders/actual controllers are replaced, or if its material assets are transferred, or if it meets shut-down or out-of-business, or if heavy fines are imposed against it by the competent authorities, or if its registration or business license is cancelled, or if it is involved in material legal disputes, or if it meets severe difficulty in its production and operation, or if its financial conditions become worse, or if its legal representative or main responsible officer is unable to perform their duties, or if it loses or may lose its guarantee capability for any reasons.

III.
If Party A changes or replaces its name, legal representative (responsible officer), residence, scope of business, registered capitals, articles of association or other registered items, it shall send a written notice to Party B within five business days upon any such change or replacement, together with information and materials in relation any such change or replacement.

Article 8	Miscellaneous

I.	Drawing of Payables
As for all payables by Party A under this Contract, Party B shall be entitled to draw corresponding money in RMB or other currencies from Party A's accounts opened with China Construction Bank without any further prior notice to Party A. If foreign exchange settlement or purchase-and-sale of foreign exchanges is required, Party A shall be obligated to assist Party B to complete the same at the exchange rate risks of Party A.

II.	Use of Party A's Information
Party A accepts and acknowledges that (i) Party B may search Party A's credit standing information in the credit database established upon approval of People's Bank of China and the competent credit standing departments or via relevant entities or departments, and (ii) Party B may provide Party A's credit standing information to such credit database established upon approval of People's Bank of China and the competent credit standing departments. Meanwhile, Party A agrees that Party B may reasonably use and disclose Party A's information based on its business as well.

III.	Collection by Announcement
In the event of any breach by Party A, Party B shall be entitled to report any such breach to relevant departments or entities, or to announce the collection via news medias.

IV.	Validity of Evidences of Party B's Records
Save for reliable and determinable contrary evidences, Party B's internal accounting records on principals, interest accruals, expenses and repayment, and its documents and vouchers produced or remained by Party B in the business of drawing, repayment and payment of interest accruals by the debtor, and its records and vouchers on collection of loans by it, shall constitute definite evidences for the claims under the principal contracts. And Party A shall not have any objection only based on the facts that the above records, documents and vouchers are produced or remained by Party B unilaterally.

V.	Reservation of Rights
Party B's rights under this Contract shall be without any prejudice to any of its other rights as provided in laws, regulations and other contracts. Any tolerance, grace, favor to any breach, delay, or any extension for exercise of rights hereunder shall not be deemed to waive any rights or benefits hereunder, nor to acknowledge or accept any breach of this Contract, nor affect, prevent or hinder any further exercise of such rights or exercise of any other rights, nor cause Party B to bear obligations or liabilities to Party A.

Even if Party B fails to exercise or delays in exercising any rights under the principal contracts or fails to exhaust any remedies under the principal contracts, Party A's guarantee liability hereunder shall not be reduced or released. However, Party A's guarantee liability hereunder shall be reduced or released accordingly if Party B reduces or releases the obligations under the principal contracts.

VI.	Dissolution or Bankruptcy of Debtor
If Party A becomes aware of dissolution or bankruptcy proceedings against the debtor, it shall promptly inform Party B to report is claims. Meanwhile, it shall take part in such dissolution or bankruptcy proceedings in a timely manner for pre-exercising its recourse rights. If Party A becomes aware of, or should have become aware of, such dissolution or bankruptcy proceedings, but if it fails to pre-exercise its recourse rights in a timely manner, it shall bear losses caused to it arising therefrom.

Notwithstanding the provision of the second paragraph of V of this Article, if Party B and the debtor enter into an arrangement or agree on restructuring plans in the bankruptcy proceedings against the debtor, Party B's rights hereunder shall not be damaged by virtue of any such arrangement or restructuring plans, and whereby Party A's guarantee liability hereunder shall not be reduced or released. Party A shall not defense against Party B's claims based on any such arrangement or restructuring plans. Party B shall have the right to request Party A to pay off the claims that have been compromised by Party B in any such arrangement or restructuring plans, but not paid by the debtor.

VII.	Dissolution or Bankruptcy of Party A
If Party A is dissolved or becomes bankrupt, Party B shall be entitled to take part in the dissolution or bankruptcy proceedings against Party A, and to report its claims, even if Party B's claims under the principal contracts do not become due.

VIII.
Party A shall send a timely written notice to Party B specifying any change of its mailing address or contact methods, and shall bear any losses arising out of its failure to send such notice in a timely manner.

IX.
If Party A or the debtor fails to comply with laws, regulations or rules concerning environmental protection, energy savings or emission reduction, pollution reduction, or may meet energy consumption or pollution risks, Party B shall be entitled to perform its guarantees hereunder in advance, and to take other remedial measures as provided in this Contract or laws.

X.	Conditions for Effectiveness
This Contract comes into effect after it is signed, or affixed with common seal, by Party A's legal representative (responsible officer) or authorized agent, and signed, or affixed with common seal, by Party B's responsible officer or authorized agent.

Article 9	Representations and Warranties by Party A

I.	Party A has clearly known and understood the scope of business, and authorized powers, of Party B.
II.
Party A has already read this Contract and all terms of principal contracts. Meanwhile, Party B has made interpretation for certain terms of this Contract and principal contracts at the request of Party A. And Party A has fully known and understood the meanings of, and legal consequences that may arise from, the terms of this Contract and principal contracts.

III.
Party A is eligible to act as a guarantor, and its guarantees hereunder conform to laws, administrative regulations, rules, and its articles of association or internal organization documents. Meanwhile, its guarantees hereunder have been approved by its internal authoritative organizations and/or authoritative authorities of the State. Party A shall be liable for all liabilities arising out of unauthorized execution of this Contract by it, including but not limited to full indemnifications for the losses caused to Party B.

IV.
Party A confirms that it has fully known and understood the assets, obligations, operation, credit and reputation of the debtor, and eligibility and authorities of the debtor to sign the principal contracts, and all contents contained in the principal contracts.

Special Terms and Conditions

This Maximum Guarantee Contract is numbered as “2009 Jian Quan Shi Gao Bao Zi, No. 50”.

Article 10	Particulars of Contractors

Guarantor (Party A): Shishi Lixiang Foods Co., Ltd.
Residence: Industrial Zone, Yongning Gold Coast, Shishi City
Zip Code: 362700
Legal Representative (Responsible Officer): Wu Pingjing
Fax: 0595-88482568
Tel: 13805981068

Creditor (Party B): Shishi Branch of China Construction Bank
Residence: No. 1865, 87 Road, Shishi City
Zip Code: 362700
Responsible Officer: Chen Yixin
Fax: 0595-88595137
Tel: 0595-88595195

Whereas, Party B and the Debtor will sign and/or have signed RMB borrowing contracts, foreign exchange borrowing contracts, bank acceptance agreements, L/C opening contracts, L/G issuance agreements and/or other legal documents for consecutive credit business under (I), (II), (III) and (V) below in favor of Shishi Feiying Plastic Co., Ltd. (“Debtor”) from September 09, 2009 to September 09, 2011 (“Period for Determining Claims”). The above contracts, agreements and/or other legal documents signed in the Period for Determining Claims shall be collectively referred as “Principal Contracts”.

(I)	Issue loans in RMB/foreign exchanges;
(II)	Accept commercial drafts;
(III)	Open L/C;
(IV)	Issue L/G;
(V)	Other credit business: domestic factoring, trade financing facility.

Party A is willing to grant the Maximum Guarantee for all of the Debtor's obligations under the Principal Contracts. This Contract is entered into by Party A and Party B in accordance with applicable laws, regulations and rules through negotiation for common compliance.

Article 11	Provisions for II of Article 1
The maximum amount under the Maximum Guarantee hereunder shall be RMB Thirty-three Million (in words) only. If Party A has performed its guarantee obligations pursuant to this Contract, such maximum amount shall be reduced accordingly based on the amount paid.

Article 12	Provisions for I of Article 6
If the Debtor fails to perform its obligations in full on time after the obligations under the Principal Contracts become due or Party B declares such obligations to become due earlier pursuant the Principal Contracts or laws, or if the Debtor breaches other provisions of the Principal Contracts, Party A shall bear guarantee liability to the extent of its guarantees hereunder.

If Party A fails to clear all of the payables within the time limit as required by Party B, it shall pay to Party B liquidated damages at 5% of the outstanding payables in arrears on a daily basis from the overdue date to the date when Party A has paid all the payables to Party B. In such case, Party A's guarantee liability and the above liquidated damages shall not be limited to the Maximum Guarantee hereunder.

Article 13	Dispute Resolutions
Any dispute arising out of performance of this Contract may be resolved through negotiation by the parties hereto; if not reached, any such dispute shall be resolved subject to the method as specified in   i  below:
i.	To be judged and resolved by the People's Court at the location of Party B;
ii.	To be arbitrated by arbitration commission in in accordance with its rules in force and effect at the time of applying for arbitration; the awards shall be final and binding upon the parties.

During the lawsuit or arbitration, the terms and conditions not involved in the dispute shall be continued to be performed.

Article 14	This Contract is made in three counterparts.

Article 15	Miscellaneous
The guaranteed claims hereunder shall cover the claims arising from all credit businesses such as current asset loans, bank acceptance drafts, domestic factoring, domestic L/C and trade financing facilities, issued to the Debtor by Party B during the period as specified in this Contract. Borrowing contracts, bank acceptance agreements, trade financing facility contracts, recourse-related domestic factoring contracts shall be the Principal Contracts to this Contract. Party B shall exercise the guarantees to the extent of the Maximum Guarantee hereunder. However, the actual balance of the claims between Party B and the Debtor shall not be limited up to such Maximum Mortgage.

Party A (common seal): Shishi Lixiang Foods Co., Ltd.

Signed by Legal Representative (Responsible Officer)
or Authorized Agent: Wu Pingjing
September 09, 2009

Party B (common seal): China Construction Bank Shishi Branch
Signed by Responsible Officer or Authorized Agent:
September 09, 2009